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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WESTERN GAS RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTERN GAS RESOURCES, INC.
1099 18th Street, Suite 1200
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 6, 2005

To the Stockholders of
WESTERN GAS RESOURCES, INC.:

        The 2005 Annual Meeting of Stockholders of Western Gas Resources, Inc. (the "Company") will be held at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado 80202 on Friday, May 6, 2005 at 10:00 a.m. local time.

        The purpose of the meeting is to:

  1.
  Elect three Class One directors to serve until their terms expire in 2008 or until their successors have been elected and qualified;

  2.
  To approve the 2005 Stock Incentive Plan; and

  3.
  Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

        Only holders of record of shares of our common stock at the close of business on March 15, 2005 are entitled to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive offices located at 1099 18th Street, Suite 1200, Denver, Colorado 80202.

        Stockholders are cordially invited to attend the Annual Meeting. If you wish to vote shares held in your name in person at the meeting, please bring your proxy card or a copy of your proxy card and picture identification to the meeting. If you hold your shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement. Attendance at our 2005 Annual Meeting will be limited to persons presenting a proxy card and picture identification.

        Please date, sign and mail the enclosed proxy card as soon as possible to ensure that you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by using the toll-free telephone number or the Internet address, as explained on the enclosed proxy card. Please note that all votes cast via telephone or the Internet must be cast prior to 12:00 p.m., Eastern Daylight Savings Time, on Thursday, May 5, 2005.

By Order of the Board of Directors,

JAMES A. SENTY Chairman of the Board
Denver, Colorado April 5, 2005

WESTERN GAS RESOURCES, INC.
1099 18th Street, Suite 1200
Denver, Colorado 80202

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS

To be held on May 6, 2005

        We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the "Board") of Western Gas Resources, Inc. (the "Company"). The proxies are for use at our 2005 Annual Meeting of Stockholders ("Annual Meeting") to be held at 10:00 a.m. local time on Friday, May 6, 2005 at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado 80202, and at any postponement or adjournment thereof. We will distribute this Proxy Statement and accompanying proxy card to stockholders on or about April 6, 2005.

Solicitation of Proxies

        This proxy solicitation is being made on behalf of the Board.

Stockholders Entitled to Vote

        All holders of record of our common stock at the close of business on March 15, 2005 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, there were 74,203,854 shares of our common stock outstanding. Each holder of record of common stock at the close of business on the Record Date will be entitled to one vote for each share held.

Required Vote

        Your attendance at the Annual Meeting in person or by proxy is requested. The presence, in person or by proxy, of holders of a majority of the outstanding shares entitled to vote is necessary to form a quorum and transact business. Any stockholder that has properly submitted a proxy will be considered part of the quorum. Votes that are withheld, abstentions and broker or other nominee non-votes will be counted towards a quorum.

        The required vote for Proposal 1, the Election of Directors, is a plurality of the votes cast, with the three nominees receiving the highest number of votes cast elected to the Board. A vote withheld from a nominee will be excluded from the vote and have no effect. The required vote for Proposal 2 is the affirmative vote of a majority of the votes cast on that Proposal. For Proposal 2, an abstention will have the same effect as a vote against, and broker or other nominee non-votes will not be counted as a vote either for or against the Proposal and will not be counted in determining the number of shares necessary for approval of the Proposal.

        A "broker or other nominee non-vote" occurs when a broker or other nominee submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have the discretionary authority to vote in the absence of instructions.

Voting by Telephone or Internet

        Stockholders of record can simplify their voting by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank, broker or other nominee, the availability of telephone and Internet voting will depend on the processes of the bank, the broker or other nominee;

therefore, stockholders should follow the voting instructions on the form they receive from their bank, broker or other nominee.

        Stockholders who elect to vote over the Internet may incur costs such as telecommunication and Internet access charges for which the stockholder is solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 12:00 p.m. EDT on May 5, 2005.

Voting by Mail

        Stockholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the postage paid envelope provided. The shares represented will be voted in accordance with the directions in the proxy card.

Voting by Proxies

        Unless you give other instructions, the persons designated as proxy holders on the proxy card will vote FOR the election of the nominees named as directors and FOR the 2005 Stock Incentive Plan. If any other matter is properly presented at the meeting, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment.

Revocation of Proxies

        You may revoke your proxy at any time before it has been exercised by (i) giving written notice of such revocation to us addressed to John C. Walter, Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, Colorado 80202, (ii) timely delivery of a later-dated proxy (including an Internet or telephone vote), or (iii) attending the Annual Meeting and voting in person. Unless you revoke in person at the Annual Meeting, your revocation will not be effective unless we have received it prior to the Annual Meeting.

Proxy Distribution Costs

        We will pay for the cost of distributing proxy materials and soliciting the proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Our Board currently has nine member positions, which are separated into three classes by our Certificate of Incorporation. Each class of directors serves a three-year term, expiring on the date of the annual meeting of stockholders in the third year following their election. In each successive year, one class of directors is elected. This year we are electing the Class One directors. The current Class One directors whose terms expire on the date of our Annual Meeting are Peter A. Dea, Richard B. Robinson and Brion G. Wise.

        The Board has nominated Peter A. Dea, Richard B. Robinson and Brion G. Wise for re-election as Class One directors.

        The terms of Messrs. Dea, Robinson and Wise, if re-elected as Class One directors, will expire on the date of our annual meeting of stockholders in 2008, or when their successors are elected and qualified.

        If any of the nominees is not elected or is unable to serve, the remaining Board members may elect a substitute or may reduce the size of the Board, in accordance with our Bylaws.

        Our current directors, including the three nominees, are described under the caption "Directors and Officers."

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL ONE, THE ELECTION OF THESE NOMINEES AS CLASS THREE DIRECTORS

PROPOSAL TWO
APPROVAL OF 2005 STOCK INCENTIVE PLAN

        In March 2005, the Board approved the 2005 Stock Incentive Plan (the "2005 Plan") for a vote by our stockholders. The purposes of the 2005 Plan are to further our growth and development, attract new employees and create incentives for existing employees. The following is a summary of the material terms of the 2005 Plan which is qualified in its entirety by a copy of the 2005 Plan, attached hereto as Appendix A.

        The 2005 Plan provides for the grant of stock options, including both nonqualified and incentive options, and restricted stock to full and part-time employees. An employee who at the time of the award owns 10% or more of the combined voting power of all classes of our stock is not eligible for any award under the 2005 Plan. Subject to certain adjustments, the 2005 Plan would permit total equity awards over the life of the 2005 Plan of up to 4,000,000 shares of common stock, subject to the following limits:

•	Aggregate limit on shares designated for stock options	2,500,000 shares
•	Aggregate limit on shares designated for restricted stock	1,500,000 shares

        Options or restricted stock cannot be awarded to any employee during a calendar year in excess of 10% of either of these limits. If any outstanding award expires, is no longer exercisable, is forfeited or is repurchased by us, the shares subject to the award continue to be available under the 2005 Plan.

        The Board will administer the 2005 Plan unless and until such administration is delegated to a committee of the Board. The Board, or the designated committee, determines and designates from time to time (a) those employees to whom awards are granted, (b) the size, form, terms (including vesting) and conditions of awards under the 2005 Plan, and (c) rules with respect to the administration of the 2005 Plan.

Stock Options

        The purchase price of the stock under each option will be no less than the fair market value of the stock at the time such option is granted, and no options will be repriced. The Plan administrator determines the duration of any option, except that options may not be exercised after the earlier of five years following date such option vests or seven years from the date of grant. An employee may pay the exercise price in cash or, upon approval of the Plan administrator, in our common stock. A stock option will terminate and may not be exercised 90 days after an employee ceases to be employed for any reason other than for cause, disability, or death. If an employee ceases employment for cause or if the employee breaches any covenant not to compete or nondisclosure agreement, unless otherwise provided in the individual option agreement, all options will cease vesting and terminate. If an employee ceases employment due to death or disability, all outstanding vested options will be exercisable for one year after such employee ceases employment or, if earlier in the case of disability, until 30 days after the employee no longer has a disability.

Restricted Stock

        Restricted stock granted under the Plan may be subject to a vesting schedule and, if so, the employee's right to fully vest in a restricted stock award is subject to continuous employment. If the employee terminates continuous service for any reason, including disability, any unvested restricted stock as of the date of termination of continuous service will be forfeited to us. A purchase price may be required, at the Plan administrator's discretion, to be paid for the restricted stock. If a purchase price is established the restricted stock may not be repriced.

Valuation

        For purposes of the 2005 Plan, fair market value for stock options shall mean the New York Stock Exchange Composite Transactions average closing price for the stock reflected in The Wall Street Journal or another publication selected by the Board for the ten trading days preceding the day an award is granted. As of the close of business on March 24, 2005, the closing price of our common stock was $34.65.

Change in Control

        If a change of control event occurs, as defined in the 2005 Plan, then the vesting of all stock options and shares of restricted stock will be accelerated in full. In anticipation of a change in control event, the Plan administrator may provide that all unexercised options must be exercised upon the change in control event or within a specified number of days thereafter or such options will terminate. Any option not exercised prior to the time frame stated in the notice will terminate.

Amendment and Termination of the 2005 Plan

        Except for early termination of the Plan, the Board cannot make any material change or amendment to the 2005 Plan without further approval of the stockholders.

        The 2005 Plan terminates ten years after the effective date, but the Board may suspend or terminate the 2005 Plan at any time. No incentive stock options or restricted stock may be granted any time after ten years after the effective date of the 2005 Plan.

Federal Income Tax Consequences

        The rules governing the tax treatment of stock options and restricted stock depend largely on the surrounding facts and circumstances. Generally, under current federal income tax laws, an employee will recognize income, and we will be entitled to a deduction as follows:

Stock Options

        If an employee does not dispose of the shares acquired pursuant to the exercise of an incentive option within one year after the transfer of the shares to the employee and not within two years from the grant of the option, the employee will not realize taxable income as a result of the grant or exercise of the option (except for purposes of the alternative minimum tax upon the exercise of the option), and any gain or loss that is subsequently realized may be treated as a long term capital gain or loss, depending on the circumstances. We will not be able to deduct any amount for the grant of the incentive stock option or the transfer of shares upon exercise. If the employee disposes of the stock prior to one year after the transfer of the shares (or prior to two years from the option grant date), the employee will realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price or (b) the gain recognized on such disposition. In such event, we will be entitled to a deduction for the amount of ordinary income (which is treated as compensation) realized by the employee. Upon the exercise of a nonqualified stock option, the employee will generally realize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. We will be able to deduct an amount equal to the ordinary income realized by the employee.

Restricted Stock

        An employee who receives an award of restricted stock will realize ordinary income (on a per share basis) at the time any restrictions lapse equal to the difference between the fair market value of the common stock at the time such restrictions lapse and the amount paid, if any, for the stock. Alternatively, under Section 83 of the Internal Revenue Code, the employee may elect to accelerate the tax event and realize ordinary income (on a per share basis) equal to the difference between the amount paid, if any, for the common stock and the fair market value of the common stock on the date of grant upon the receipt of an award of restricted stock. When the employee recognizes ordinary income, we will be able to deduct an amount equal to the ordinary income recognized by the employee.

Section 409A

        Section 409A, a new section added to the Code in 2004, makes significant changes to the tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty. Certain types of equity-based compensation are exempt from Section 409A. We intend to operate the 2005 Plan so that all grants under the 2005 Plan are exempt from Section 409A.

New Plan Benefits

        As of the date of this proxy statement, no executive officer or employee has been granted any options or restricted stock subject to stockholder approval of the 2005 Plan. The benefits to be received by our executive officers and other employees pursuant to the 2005 Plan are not determinable at this time.

Other Equity Compensation Plan Information

        The following table summarizes all of our existing equity compensation plans under which securities may be issued as of December 31, 2004. The only types of equity compensation plans that we have are plans that authorize the granting of options to purchase shares of our common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average per share exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	3,151,055	$21.60	996,044	*
Equity compensation plans not approved by security holders	606,600	$12.40	—

Total	3,757,655	$20.12	996,044

*
Includes options covering 745,204 shares that are available to be granted under our 1997 stock option plan. Our Board has determined that no further options will be granted under this plan.

        A description of the equity compensation plans that were not approved by the security holders is as follows.

1999 Non-Employee Directors Stock Option Plan

        Effective March 1999, our Board adopted a stock option plan that authorized the granting of options to purchase 30,000 shares of our common stock to non-employee directors. During 1999, the Board approved grants of options covering a total of 30,000 shares of our common stock to several Board members. The exercise price of the common stock underlying each option was the average closing price for the ten days prior to the grant. Under this plan, options covering up to 33 1/3% of the underlying shares are exercisable on each anniversary from the date of grant and the director must exercise the option within five years of the date each option vests. This plan terminates on the earlier of March 12, 2009 or the date on which all options granted under the plan have been exercised in full.

Chief Executive Officer and President's Plan

        Pursuant to the employment agreement, dated October 15, 2001, and the stock option agreement, dated as of November 1, 2001, between the Company and Peter A. Dea, our CEO and President, we granted non-qualified stock options to Mr. Dea for the purchase of 600,000 shares of our common stock. The exercise price of the options was equal to $2.50 below the closing price per share on the effective date of his employment agreement. The stock options are subject to the conditions of the agreements and vest equally over four years and must be exercised within five years of the date on which they vest. The difference between the closing price on the effective date and the exercise price is being amortized over four years as compensation expense. This option plan will terminate on the earlier of October 15, 2010 or the date on which all options granted under the plan have been exercised in full.

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL TWO, APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information, as of March 15, 2005, with respect to beneficial ownership of our common stock by each of the Named Executives (defined below), each director, each holder of more than 5% of our common stock and by all current directors and officers as a group. The percentage of beneficial ownership is based on 74,203,854 shares of our common stock outstanding as of March 15, 2005. Our only voting security is our common stock. Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them. Where appropriate, in this table and throughout this Proxy Statement, all numbers of shares of our common stock and options to purchase shares of our common stock have been conformed to reflect the effect of the 2:1 stock split completed by us in June 2004.

	Common Stock**
Name and Address Of Beneficial Owner	Amount And Nature of Beneficial Ownership		Percent Of Class
Wellington Management Company, LLP 75 State St. Boston, MA 02109	4,323,800	(1)	5.8
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	4,279,000	(2)	5.8
Brion G. Wise 774 Mays Blvd., #10-323 Incline Village, NV 89451	5,914,492	(3)	8.0
Walter L. Stonehocker 15600 Holly Brighton, CO 80601	3,898,838	(4)	5.3
Ward Sauvage 8650 W. Tropicana Ave., Suite 208 Las Vegas, NV 89147-3200	3,127,906	(5)	4.2
Dean Phillips 524 N. 30th Street Quincy, IL 62301	3,074,982	(6)	4.1
Joseph E. Reid	13,932	(7)	*
Richard B. Robinson	30,932	(8)	*
Bill M. Sanderson	657,938	(9)	*
James A. Senty	20,638	(10)	*
Peter A. Dea	522,000	(11)	*
William J. Krysiak	117,666	(12)	*
John F. Chandler	85,633	(13)	*
John C. Walter	37,817	(14)	*
Edward A. Aabak	0		*
Directors and officers as a group (18 persons)	17,615,050	(15)	23.5

*
Less than 1%.

**
On March 22, 2001, our Board declared a dividend distribution of one Right for each outstanding share of our common stock to stockholders of record at the close of business on April 9, 2001. Each Right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, at a purchase price of $180 per unit, subject to adjustment. None of the information contained in this table or elsewhere in this proxy statement gives effect to this dividend.

(1)
Based on a Schedule 13G, dated February 14, 2005, Wellington Management, LLP has shared voting and dispositive power with respect to the shares of common stock.

(2)
Based on a Schedule 13G, dated February 14, 2005, Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. have shared voting and dispositive power with respect to the shares of common stock.

(3)
Includes options to acquire 5,332 of common stock which are currently or will become exercisable on or before May 14, 2005.

(4)
Includes 1,853,314 shares of common stock held directly by Mr. Stonehocker, 2,037,732 shares held by Mr. Stonehocker's wife, and 2,460 held by Mr. and Mrs. Stonehocker as joint tenants. Also includes options to acquire 5,332 of common stock which are currently or will become exercisable on or before May 14, 2005.

(5)
Includes 1,243,152 shares of common stock held by Sauvage Gas Company, which is 100% owned by family members of Reporting Person and trusts controlled by the Reporting Person and family members, and 1,879,422 shares held by Sauvage Gas Service Corporation, which is owned by Sauvage Gas Service, Inc., a family owned and controlled entity. Also includes options to acquire 5,332 of common stock which are currently or will become exercisable on or before May 14, 2005.

(6)
Includes 3,031,450 shares of common stock held directly by Mr. Phillips and 38,200 shares held by Mr. Phillips' wife. Also includes options to acquire 5,332 of common stock which are currently or will become exercisable on or before May 14, 2005.

(7)
Includes options to purchase 11,932 shares of common stock which are currently or will become exercisable on or before May 14, 2005.

(8)
Includes 10,000 shares of common stock held by the Robinson & Diss pension fund for the benefit of Mr. Robinson, 1,200 shares held by Mr. Robinson and his wife as trustees for their children, 400 shares held indirectly through Mr. Robinson's interests in a family-owned corporation and 14,000 shares held directly by Mr. Robinson. Also includes options to acquire 5,332 shares of common stock which are currently or will become exercisable on or before May 14, 2005.

(9)
Includes 169,974 shares of common stock held by Mr. Sanderson and his wife as joint tenants, 420,504 shares held by Cedar Assets Trust for which Mr. Sanderson's wife is the trustee, 400 shares held by the Sanderson Family Foundation for which Mr. Sanderson and his wife are the directors, 1,728 shares held by Mr. Sanderson's wife and 60,000 shares held by Mr. Sanderson through an IRA account. Also includes options to acquire 5,332 of common stock which are currently or will become exercisable on or before May 14, 2005.

(10)
Includes 11,066 shares of common stock held directly by Mr. Senty and 4,240 shares of common stock held by Mr. Senty's wife. Also includes options to acquire 5,332 of common stock which are currently or will become exercisable on or before May 14, 2005.

(11)
Comprised of options to purchase 522,000 shares of common stock which are currently or will become exercisable on or before May 14, 2005.

(12)
Includes options to purchase 97,666 shares of common stock which are currently or will become exercisable on or before May 14, 2005.

(13)
Includes options to purchase 82,333 shares of common stock which are currently or will become exercisable on or before May 14, 2005.

(14)
Includes options to purchase 30,453 shares of common stock which are currently or will become exercisable on or before May 14, 2005.

(15)
Includes options to purchase 875,105 shares of common stock which are currently or will become exercisable on or before May 14, 2005.

DIRECTORS AND OFFICERS

        The following table provides information concerning our directors and officers.

Name	Age	Position
James A. Senty	69	Chairman of the Board(3)(4)(5)(6)(8)
Walter L. Stonehocker	80	Vice Chairman of the Board(3)(7)
Dean Phillips	73	Director(3)(4)(5)(6)
Joseph E. Reid	76	Director(2)(4)(5)(6)(7)
Richard B. Robinson	56	Director(1)
Bill M. Sanderson	75	Director(3)(4)(5)(6)(7)
Ward Sauvage	79	Director(2)
Brion G. Wise	59	Director(1)(7)
Peter A. Dea	51	Chief Executive Officer, President and Director(1)
William J. Krysiak	44	Executive Vice President and Chief Financial Officer
John F. Chandler	48	Executive Vice President and Chief Operating Officer
John C. Walter	59	Executive Vice President and General Counsel
Edward A. Aabak	53	Executive Vice President—Midstream
Vance S. Blalock	51	Vice President and Treasurer
Brian E. Jeffries	47	Vice President—Marketing
J. Burton Jones	45	Vice President—Business Development
Jeffery E. Jones	51	Vice President—Production
David D. Keanini	44	Vice President—Engineering, Environmental & Safety

(1)
Class One Director; term expires in 2005.

(2)
Class Two Director; term expires in 2006.

(3)
Class Three Director; term expires in 2007.

(4)
Member of the Audit Committee.

(5)
Member of the Compensation Committee.

(6)
Member of the Nominating and Corporate Governance Committee.

(7)
Member of the Executive Committee.

(8)
Lead Independent Director.

        James A. Senty, has served as a Chairman of the Board since May 2003 and as a director since July 1987. Mr. Senty has been engaged in the wholesale and retail distribution of natural gas liquids since 1960. He has owned several banking interests since 1976 and currently serves as Chairman of the Board of The Park Bank, Park Bank Corporation and Deerfield Financial. Mr. Senty serves as a trustee and Chairman for The State of Wisconsin Investment Board. He is also Chairman of the Board and President of Midwest Bottle Gas Co., a company that directly and through subsidiaries is engaged in the retail and wholesale marketing of natural gas, natural gas liquids and other related items in several states. Mr. Senty received his Bachelor of Science, Metallurgical and Mining Engineering (Petroleum Option) from the

University of Wisconsin. He also completed the Harvard School of Business Owner/President Management (OPM) Program.

        Walter L. Stonehocker, has served as Vice Chairman of the Board since July 1992, a director since July 1987, Senior Vice President from January 1985 to July 1992 and a Vice President from 1971 to 1985. In addition, Mr. Stonehocker has been active as a lobbyist for the oil and gas industry in various western states.

        Dean Phillips, has served as a director since July 1987. Mr. Phillips is currently the President and Chairman of the Board of T&C Bancorp, Inc., a multi-bank holding company with banks located in Missouri and Illinois, and has other banking interests in Nebraska and Nevada. Mr. Phillips has also been engaged in the wholesale and retail distribution of natural gas liquids since 1956. Mr. Phillips graduated from Culver Stockton College, Canton, Missouri in 1954 with a degree in business administration.

        Joseph E. Reid, has served as a director since May 1994. Mr. Reid has been involved in the oil and gas business since 1956. From 1984 to 1986 he served as President and Chief Executive Officer of Meridian Oil, Inc., and from 1978 to 1982 as President and Chief Executive Officer of Superior Oil Company. Since 1986 Mr. Reid has been a consultant to the oil and gas industry. Mr. Reid also serves as a member of the board of directors of Grant Prideco, Inc. and a member of the board of directors of Texas Regional Bancshares, Inc. He received his M.B.A. from the Harvard Graduate School of Business and his Bachelor of Science Degree from Louisiana State.

        Richard B. Robinson, has served as a director since July 1987. Mr. Robinson has been a shareholder of the law firm of Robinson and Diss P.C. (formerly Lentz, Evans and King P.C.) since 1980. He has also been an adjunct professor at the University of Denver College of Law since 1980. He has represented us since 1977 with respect to tax, corporate and partnership law matters. Mr. Robinson received his Juris Doctor Degree from the University of Denver and his L.L.M. in Taxation from New York University.

        Bill M. Sanderson, has served as a director since July 1987 and as our President from December 1986 through March 1996, Chief Operating Officer from May 1986 through March 1996 and Senior Vice President from 1981 through 1986. Mr. Sanderson received his Bachelor of Science Degree, cum laude, in Chemical Engineering from Texas Tech University.

        Ward Sauvage, has served as a director since July 1987. Mr. Sauvage was engaged in the wholesale and retail distribution of natural gas liquids from 1949 through 1993. Mr. Sauvage is Chairman of the Board and President of Sauvage Gas Company, a diversified private investment company formed in 1958.

        Brion G. Wise, has served as a director since July 1987, and served as Chairman of the Board from July 1987 to May 2003. Mr. Wise served as Chief Executive Officer from December 31, 1986 through October 1, 1999 and as President from 1971 through 1986. Mr. Wise also serves as a director for Coffman Engineers, Inc. Mr. Wise received his Bachelor of Science Degree in Chemical Engineering from Washington State University.

        Peter A. Dea, has served as a director and our Chief Executive Officer and President since November 2001. From April 2000 to August 2001, Mr. Dea served as Chief Executive Officer and was a director and Chairman of the Board for Barrett Resources Corporation. Prior to this position, from November 1999 to April 2000, Mr. Dea was the Chief Executive Officer and Vice Chairman of Barrett Resources Corporation. From February 1994 through March 2000, he held various positions at Barrett Resources including Executive Vice President—Exploration. Mr. Dea received his Bachelor of Arts Degree in Geology from Western State College, where he has served on the Board of Trustees since 2001, his Masters Degree in Geology from the University of Montana and attended the Advanced Management Program at Harvard Business School.

        William J. Krysiak, has served as Executive Vice President and Chief Financial Officer since May 2002 and prior to that as Chief Financial Officer from October 2001 to May 2002, Vice President—Finance from

September 1993 to October 2001, Corporate Controller from June 1993 to August 1993, Controller—Financial Accounting from June 1990 to May 1993, and in various other management positions in accounting and tax since August 1985. Mr. Krysiak is our principal financial and accounting officer. He received his Bachelor of Science Degree in Business Administration from Colorado State University and is a Certified Public Accountant.

        John F. Chandler, has served as Executive Vice President—Chief Operating Officer since January 2004, and prior to that as Executive Vice President—Upstream and Marketing from May 2002 to January 2004. Mr. Chandler also served as Senior Vice President—Marketing, Production and Business Development from April 1996 to May 2002, Vice President—Marketing and Pipelines from September 1993 through March 1996, and in various other positions in engineering and business development since July 1984. Mr. Chandler received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

        John C. Walter, has served as Executive Vice President, General Counsel and Secretary since September 1994, Vice President—General Counsel from May 1988 to August 1994, and in various other management positions since April 1983. Mr. Walter received his Bachelor of Arts Degree in Economics and Juris Doctor Degree from the University of Colorado.

        Edward A. Aabak, has served as Executive Vice President—Midstream since May 2002. Mr. Aaback served as Senior Vice President—Operations from September 1997 to May 2002, Vice President—Northern Region from June 1995 to August 1997, and in various other management positions since February 1993. Mr. Aabak holds a Bachelor of Science Degree in Chemical Engineering from the University of Alberta.

        Vance S. Blalock, has served as Vice President and Treasurer since May 2002. Ms. Blalock served as Treasurer from November 1994 to May 2002, Controller of Systems Development and Acquisitions from January 1993 to November 1994, and in various other management positions since September 1981. Ms. Blalock received her Bachelor of Science Degree in Commerce from the University of Louisville and is a Certified Public Accountant.

        Brian E. Jeffries, has served as Vice President—Marketing since April 1996 and as Director of Marketing and Transportation from November 1992 to March 1996. Mr. Jeffries was employed by United Gas Pipe Line Company from 1991 to 1992. Mr. Jeffries received his Bachelor of Science Degree in Civil Engineering from the University of Colorado.

        J. Burton Jones, has served as Vice President—Business Development since September 1997, assuming the role of Vice President—Land in addition to his Business Development responsibilities for the period between June 2000 and May 2002, and as Director of Strategic Planning from August 1996 to August 1997. Mr. Jones was employed by Burlington Resources Inc. from July 1988 to August 1996 in various gas supply and business development positions. Mr. Jones received his Bachelor of Science Degree in Petroleum Engineering from Texas Tech University.

        Jeffery E. Jones, has served as Vice President—Production since October 1993 and in various other business development and management positions since 1989. From 1987 to 1989, Mr. Jones was an independent oil and gas consultant. Mr. Jones received his Bachelor of Science Degree in Psychology from Colorado College and his Bachelor of Science Degree in Mechanical Engineering from the University of Colorado.

        David D. Keanini, has served as Vice President—Engineering, Environmental and Safety since January 2000, General Manager—Engineering, Environmental and Safety from December 1998 to December 1999, Operations Manager—Rocky Mountain Region from August 1994 to November 1998, and in various other engineering positions since September 1989. Mr. Keanini was previously employed by Propak Systems from 1984 to 1989. Mr. Keanini holds a Bachelor of Science degree in Chemical and

Petroleum Refining Engineering from the Colorado School of Mines and a Master of Business Administration from the University of Denver.

Board Information

Meetings

        The Board held twelve meetings during 2004. Each director attended at least 75% of the total number of meetings of the Board and its committees on which such director served during the year, except for Mr. Sauvage. The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. A copy of the charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.westerngas.com under the heading "About WGR—Corporate Governance." A printed copy of each such charter is also available to stockholders free of charge upon request, addressed to the Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Street, Denver, CO 80202.

        Our nonemployee directors meet in executive session without management on a regular basis. Our Chairman presides at such executive sessions. We do not have a formal policy regarding Board members attendance at our annual meetings of stockholders. Eight of our nine then serving and nominated directors attended our last annual meeting of stockholders held on May 7, 2004.

Communicating with the Board

        The Board has adopted a process to receive communications from stockholders. Stockholders may contact either the Board or Mr. Jim Senty, Chairman of the Board, by sending their communication by mail to Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, CO 80202, Attention: Secretary. All communications will be forwarded to the Board or Mr. Senty, as applicable. We reserve the right not to forward to the Board or to the Chairman any material received in the nature of advertising or promotions of a product or service, or that otherwise constitutes patently offensive material.

Committees

Audit Committee

        The Audit Committee held nine meetings in 2004, in addition to its consultations with our principal independent public accountant to review our interim financial statements. The members of the Audit Committee are Mr. Reid, Chairman, and Messrs. Phillips (commencing on May 7, 2004), Sanderson and Senty. Mr. Stonehocker served on the Audit Committee until May 7, 2004. The Board has determined that each member of the Audit Committee is an independent director as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Board has adopted a written charter for the Audit Committee, a copy of which was filed as an appendix to our proxy statement for the 2003 Annual Meeting of Stockholders.

        The Board has determined that Messrs. Reid and Sanderson are each an "audit committee financial expert" as that term is defined in Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and is "independent" as that term is used in the New York Stock Exchange rules and rules promulgated under the Exchange Act in relation to audit committees.

        The functions of the Audit Committee, as set forth in its charter, include, but are not limited to, the following:

  •
  serve as an independent and objective party assisting the Board to fulfill its oversight responsibilities with respect to the financial reports and information provided by the Company, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of the Company's internal audit function and independent audit;

  •
  meet periodically, as deemed necessary, in separate private sessions with management, the director of the internal audit department and the independent auditors to discuss and review the quality of the Company's financial reporting and legal and regulatory compliance and the performance of its internal audit department and external auditors;

  •
  select, in its sole authority, the Company's independent auditors and approve any non-audit relationship with the Company's independent auditors;

  •
  review and approve, in advance, the services, fees and other compensation to be paid to the independent auditors for all audit and permitted non-audit services;

  •
  establish procedures to receive and address complaints regarding accounting, internal controls and auditing matters, including the establishment of a procedure to receive employees' confidential, anonymous submissions of concerns regarding accounting or auditing matters;

  •
  discuss with management periodically the Company's exposure to financial risk and monitor steps being taken to control such exposures;

  •
  prepare the audit committee report required by the Securities and Exchange Commission for inclusion in our annual meeting proxy statement; and

  •
  comply with any additional requirements set forth in the Audit Committee's charter.

        The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities. The Audit Committee's Report appears on page 22 of this Proxy Statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee held four meetings during 2004. The members of the Nominating and Corporate Governance Committee are Mr. Senty, Chairman, and Messrs. Phillips, Reid and Sanderson. The Board has determined that the members of the Nominating and Corporate Governance Committee are "independent" as that term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

        The functions of the Nominating and Corporate Governance Committee, as set forth in its charter, are to (i) recommend to the Board individuals qualified to serve as our directors and on committees of our Board, (ii) advise the Board with respect to Board composition, procedures and committees, (iii) advise the Board with respect to the corporate governance principles applicable to us, and (iv) oversee the evaluation of the Board and our management.

        The Nominating and Corporate Governance Committee has adopted the following policy with regard to consideration of any director candidates nominated. If the Nominating and Corporate Governance Committee receives proper notice, including appropriate biographical and background material for such nominee, on or before February 6, 2006, it will consider stockholder nominations for candidates to the Board at our 2006 annual meeting of stockholders. Such notice must be submitted in accordance with the procedures set forth in our Bylaws and sent to the Nominating and Corporate Governance Committee, c/o John C. Walter, Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, CO 80202.

        It is our desire to select individuals for nomination to the Board who are highly qualified and who, if elected, will enhance the Board's ability to oversee and direct, in an effective manner, our business and to best serve the general interests of us and our stockholders. The Nominating and Corporate Governance Committee assesses potential nominees based on various qualifications and skills that the Committee considers relevant, such as whether the nominee is independent, as defined by the New York Stock

Exchange, possesses high personal and professional ethics and integrity, has relevant educational background, has experience relevant to our business needs and objectives, and has adequate time to devote to Board responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. We believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        The Nominating and Corporate Governance Committee will identify potential nominees through referrals by current directors and will consider candidates from other sources, including, as described above, from stockholders. Once an individual has been proposed, the Nominating and Corporate Governance Committee reviews the person's background and qualifications in light of any other candidates that it may be considering, whether the Board has any vacancies, and the needs and current composition of the Board. If the Nominating and Corporate Governance Committee determines that the proposed candidate warrants further consideration, a meeting may be arranged with the proposed candidate and the Chairman and/or other members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's evaluation does not vary based on whether or not a proposed candidate is recommended by a stockholder.

        Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee, by the procedures set forth below under the heading "Submission of Stockholder Proposals."

        The nominees approved by the Nominating and Corporate Governance Committee for inclusion on theour proxy card were recommended by non-management directors.

Compensation Committee

        The Compensation Committee held six meetings during 2004. The members of the Compensation Committee are Mr. Senty, Chairman, and Messrs. Phillips, Reid and Sanderson (commencing on May 7, 2004). Mr. Sauvage served as a member of the Compensation Committee until May 7, 2004. The Board has determined that the members of the Compensation Committee are "independent" as that term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. The functions of the Compensation Committee, as set forth in its charter, are to oversee our compensation and employee benefit plans and practices, including executive compensation and all incentive and equity-based compensation plans.

        The Compensation Committee has the authority to retain such outside advisors as it deems necessary in order to carry out its responsibilities. The Compensation Committee Report on Executive Compensation appears commencing on page 19 of this Proxy Statement.

Executive Committee

        The Executive Committee held two meetings during 2004. The members of the Executive Committee are Mr. Wise, Chairman, and Messrs. Reid, Sanderson and Stonehocker. The purpose of the Executive Committee is defined in our Bylaws and is intended to facilitate certain prescribed Board level decisions between meetings of the full Board.

Remuneration of Directors

        All our non-employee directors receive annual fees, payable in quarterly installments. During 2004 the annual fee was $35,000. In addition, each Board member receives an annual amount of $7,500 for each committee on which such member sits, which increases to $12,500 if such member is the chairman of the committee. We also pay each committee member an additional $1,000 for each regular committee meeting attended and $500 for each telephonic committee meeting attended. We do not compensate Mr. Dea for his service on the Board, as he is an employee. All directors receive reimbursement of expenses incurred in connection with participation in Board and committee meetings.

        Each director also has the option of obtaining from our group health insurance benefits similar to those provided to our executive officers in which the participants pay only a portion of the annual cost. The directors who have elected coverage are currently entitled to regular health insurance plan benefits and supplemental benefits covering certain medical expenses not covered by primary health insurance plans. Unlike employees, the portion of the annual cost not paid by directors is reported as taxable income. The amounts reported for 2004 are as follows:

Name	Amount($)
Joseph E. Reid	31,601
Bill M. Sanderson	25,207
James A. Senty	31,601
Walter L. Stonehocker	26,080
Brion G. Wise	18,989

        On February 23, 2005, the Board approved the Amended and Restated Directors' Health Plan, which is available to persons who were directors as of January 1, 2005. The terms of the Plan provide that for the duration of each director's tenure on the Board, the director, and the director's eligible spouse, if any, is entitled to elect to receive substantially similar benefits as provided to executive officers under our group health plan and a supplemental coverage plan. Following each director's retirement from the Board, the director, and the director's eligible spouse, if any, will remain entitled to participate in the Plan until reaching the age of Medicare eligibility. Upon a director or covered spouse attaining Medicare eligibility age, Medicare will become the primary health insurance for such person and we will at that time provide supplemental health coverage only. In the event that any retired director or spouse, if any, becomes entitled to participate in another employer sponsored health plan and is obligated to bear less than one-half of the cost of such coverage, then that plan will become the primary health coverage for such person for the duration of such entitlement.

        Under the terms of our 2002 Non-Employee Directors' Stock Option Plan, each newly elected non-employee director, as of the date of election, will be granted options to acquire 10,000 shares of our common stock. The plan also provides for the grant to each continuing director, as of the date of each annual meeting, of options to purchase 4,000 shares of our common stock. The exercise price for these options is the fair market value at the date of grant. In May 2004, each of our non-employee directors received options to purchase 4,000 shares of our common stock at an exercise price of $27.685 per share. These options vest in three equal annual installments commencing on the first anniversary of the grant date.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information regarding compensation paid by us, for services performed for us, to Peter A. Dea, our Chief Executive Officer and President, and our four other most highly compensated executive officers serving at the end of 2004 (collectively, the "Named Executives").

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options/SARs(#)	All Other Compensation ($)(3)
Peter A. Dea Chief Executive Officer and President	2004 2003 2002	523,488 506,350 486,418	513,439 355,000 267,530	— 5,112 —	84,000 90,000 63,000	27,974 23,496 9,985
William J. Krysiak Executive Vice President and Chief Financial Officer	2004 2003 2002	290,304 280,800 255,408	228,486 168,480 195,000	16,286 5,400 —	47,000 55,000 62,000	32,408 27,367 26,663
John F. Chandler Executive Vice President and Chief Operating Officer	2004 2003 2002	344,157 307,389 289,253	269,940 184,434 210,625	3,980 5,307 —	47,000 55,000 42,000	29,210 24,252 23,813
John C. Walter Executive Vice President and General Counsel	2004 2003 2002	298,197 288,434 280,884	234,698 173,061 195,000	— 4,437 —	47,000 55,000 36,000	39,419 33,908 457,913	(4)
Edward A. Aabak Executive Vice President— Midstream	2004 2003 2002	295,680 286,000 269,711	232,717 171,600 195,000	— 5,500 —	47,000 55,000 42,000	26,808 21,766 21,004

(1)
Amounts shown for 2002 include a $100,000 retention bonus paid to each of the Named Executives, other than Mr. Dea. This bonus was approved by the Board in 2001 and was payable to each person who continued their employment with us through November 2002, which was the one-year anniversary of Mr. Dea's commencement as our Chief Executive Officer and President.

(2)
Represents amounts of unused paid time off (vacation) paid out pursuant to our Paid Time Off Policy.

(3)
Amounts shown consist of the following, with the dollar amounts for 2004 shown: (i) our annual discretionary contribution to each of the officers' Retirement Plan accounts, in the amount of $16,400 for each Named Executive, (ii) our Retirement Plan matching contributions, in the amounts of $1,752, $8,195, $4,469, $8,172 and $13,000, respectively, for each of the Named Executives in the order set forth above (iii) group term life insurance premiums which we paid, in the amounts of $2,622, $1,494, $1,141, $636 and $2,819, respectively, for each of the Named Executives in the order set forth above, and (iv) automobile allowances paid in the amount of $7,200 for each of the Named Executives, other than Mr. Aabak, who received $719.

(4)
This amount includes the aggregate amount of loans made by us during the period from 1989 to 1995 to Mr. Walter in an amount sufficient to exercise certain of his options to acquire shares of our common stock. At the time the loans were made we agreed to forgive the principal and accrued interest of such loans provided that Mr. Walter was continuously employed by us for a period specified by the Board. Accordingly, the amount of taxable income to Mr. Walter of $425,171 was forgiven in July 2002.

Stock Options Awarded During 2004

        The following table lists stock options granted during 2004 under our 2002 Stock Incentive Plan to the Named Executives. We do not have any stock appreciation rights plans.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date(1)	5%($)	10%($)
Peter A. Dea	84,000	7.65%	28.35	9/17/12	1,044,837	2,365,620
William J. Krysiak	47,000	4.28%	28.35	9/17/12	584,357	1,322,931
John F. Chandler	47,000	4.28%	28.35	9/17/12	584,357	1,322,931
John C. Walter	47,000	4.28%	28.35	9/17/12	584,357	1,322,931
Edward A. Aabak	47,000	4.28%	28.35	9/17/12	584,357	1,322,931

(1)
Under the terms of the 2002 Stock Incentive Plan, options expire on the earlier of five years from the date such options vest or ten years from the grant date. Accordingly, options granted during 2004 expire in one-third increments, in the order that such options vest, on September 17, 2010, 2011 and 2012.

Aggregated Option/SAR Exercises in 2004 and FY-End Option/SAR Values

        The following table provides information with respect to the stock options exercised by the Named Executives during the year ended December 31, 2004 and the value of their exercisable and unexercisable options as of December 31, 2004.

					Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($)
			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter A. Dea	—	—	522,000	315,000	8,378,850	3,469,725
William J. Krysiak	45,000	806,900	97,666	128,334	1,552,912	947,527
John F. Chandler	—	—	82,333	121,667	944,218	862,356
John C. Walter	62,605	940,785	30,453	119,667	342,471	836,806
Edward A. Aabak	40,930	482,200	22,473	121,667	240,526	862,356

        The value realized on the exercise of options is equal to the closing price of our common stock on the New York Stock Exchange on the date of exercise less the option exercise price multiplied by the number of shares underlying the options exercised. The value of unexercised in-the-money options is equal to the closing price of our common stock on the New York Stock Exchange on December 31, 2004 of $29.25 (the last trading day in fiscal year 2004) less the option exercise price multiplied by the number of shares underlying the unexercised options.

Employment Agreements

Employment Agreement with Peter A. Dea

        On October 15, 2001, we entered into an employment agreement with Mr. Dea that provides for his employment as our Chief Executive Officer and President. In addition, the agreement provided that upon commencement of the agreement, Mr. Dea be elected to the Board and serve in such capacity for the duration of his employment with us. The term of Mr. Dea's employment pursuant to the agreement commenced on November 1, 2001 and will continue until May 31, 2005. The agreement provides for an annual base salary of $475,000, which may be increased at our discretion. In addition, Mr. Dea is entitled to receive a performance bonus of between 55% and 110% of his compensation paid for each calendar year based upon the level at which we achieve the budget projections adopted by the Board for such year. In the event that we do not meet our minimum budget expectations, Mr. Dea will not receive any bonus payment for such year. The agreement also provided that we grant to Mr. Dea options to purchase 600,000 shares of our common stock pursuant to the terms of a separate stock option agreement.

        The employment agreement provides that Mr. Dea's employment may be terminated upon Mr. Dea's death, disability or his 90-day advance notice, or by us on written notice with or without "cause" (as defined in the employment agreement). If Mr. Dea is terminated without "cause" he is entitled to severance in an amount equal to his most recent year's base salary and the amount of bonus paid for the calendar year preceding the termination, increasing to three times those amounts in the event of a termination without cause within one year after a change of control. In all cases, Mr. Dea is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination. Mr. Dea also entered into an indemnification agreement with us similar to the indemnification agreements provided to other executive officers.

Employment Agreements with Executive Officers

        On June 14, 2001, we renewed our employment agreements with each of Messrs. Aabak, Chandler and Walter, and on October 15, 2001 with Mr. Krysiak. According to the employment agreements, we have agreed to pay each executive officer his then current base salary, which may be increased from time-to-time in our discretion, and a discretionary bonus. The employment of each executive officer under his contract continues until it is otherwise terminated as set forth in the employment agreement. We may terminate an executive officer "for cause" (as defined in the employment agreement) at any time, and the executive officer may terminate employment with us upon 90 days prior notice. If we terminate the executive officer without "cause," the executive officer is entitled to severance equal to one year's base salary, which increases to two years' base salary if a new agreement is not entered into with the officer within six months following a change of control. In all cases, the executive officer is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination.

Report of the Compensation Committee on Executive Compensation

Compensation Philosophy

        We have designed our executive compensation packages to enable us to recruit, retain and motivate a talented and diverse group of executives. The climate for retaining qualified and talented staff in the oil and gas industry is highly competitive. The compensation packages are comprised of base salary, discretionary annual cash bonus awards, stock option grants and eligibility for participation in our qualified retirement plan. We believe that these components, blending traditional salary with long-term incentives and other benefits, provide a well-rounded and competitive package. The Compensation Committee considers that the incentive-based portion of each executive's compensation package is a key element, particularly the annual individual performance-based incentive bonus, which is awarded in recognition of individual and Company performance each year, and stock options, which align our executive's interests with those of our stockholders and reward our executives for long-term growth in stockholder value. In 2004, the Compensation Committee engaged an executive compensation-consulting firm, to review and redesign certain elements of our compensation packages, including those for our executive officers. The increases in salary for the 2005 year and the bonus payments for the 2004 year were made taking into account the advice and compensation expertise provided by the executive compensation-consulting firm.

        Salary Determinations.    Annual salaries for Messrs. Dea, Aabak, Chandler, Krysiak and Walter were established by the provisions of their respective employment agreements, which are more fully described under the headings "Employment Agreement with Peter A. Dea" and "Employment Agreements with Executive Officers". Under the terms of the agreements, such salaries may not be decreased but may be increased in our discretion. The Compensation Committee has historically tended to grant modest increases in executive salaries, preferring to focus on the performance based compensation portion of the compensation package. For the 2004 fiscal year, the Compensation Committee awarded increases of 4% of each executive officer's salary.

        Bonus Determinations.    We may, in our discretion, pay annual incentive bonuses to our executive officers. Approved bonuses are generally paid in March of the year following each performance year. The Compensation Committee approved bonuses for the executive officers for the 2004 fiscal year after completing the following analysis:

  •
  Reviewing marketplace bonus levels as a percent of salary;

  •
  Reviewing company performance; and

  •
  Determining the performance level achieved for bonus purposes and the percentage of base salary to be paid as bonuses.

        The Compensation Committee considered "Target" and "Maximum" award levels, which were derived from market data and the executive compensation-consulting firm's experience with other energy based companies. The Compensation Committee then considered our 2004 performance utilizing certain key indicators and ratios. The Compensation Committee concluded that 2004 was a strong performance year for us and was highlighted by record earnings, record cash flow, higher production and throughput volumes, reserve growth, reserve replacement, significant balance sheet restructuring, completing the intensive Sarbanes-Oxley work on internal control over financial reporting, the 2:1 stock split, and a 25% share appreciation during 2004.

        Based on that review, the Compensation Committee concluded that our performance exceeded the "Target" levels (i.e. meeting budget expectations) but was below "Maximum" levels (i.e. substantially above budget, such as 150% in excess). To set the specific bonus percentage, the Compensation Committee used as guidelines a 60% weighting to certain non-discretionary performance criteria and a 40% weighting to certain other discretionary components. At the culmination of the foregoing process, for the 2004 performance year, the Compensation Committee approved bonuses of 78% of the base salary for our four executive officers and 98% of the base salary of our Chief Executive Officer.

        Stock Option Awards.    Under the terms of our stock option plans, the Board has discretion to award options to purchase shares of our common stock to our Chief Executive Officer, other executives, senior management and our employees. The Compensation Committee believes that awarding options to purchase shares of our common stock to our executives is an important element in their compensation packages. These options align the executive officers' interests with those of the stockholders by giving the executive officers a direct stake in our performance. In determining the annual stock options awarded to executives, the Compensation Committee subjectively assesses each executive's performance during the year.

        Other Benefits.    Under the terms of our qualified 401(k) retirement plan, each of our executive officers, along with our eligible employees, may make elective salary contributions, accompanied by our matching contribution equal to a sliding scale of 60% to 100%, based upon years of service, of the first 5% of employee compensation contributed by the employee to the retirement plan. In addition, we may, in our discretion, make a further contribution to the 401(k) plan on behalf of each of our executive officers, along with our eligible employees. For the fiscal 2004 year, the Compensation Committee determined that this additional discretionary contribution would be made for all employees at a rate equal to 8% of each employee's salary. These contributions on behalf of our executive officers were capped below the percentage level generally contributed by us due to 401(k) compensation contribution limits. In making the discretionary contribution recommendation, the Compensation Committee considered, among other things, our financial performance, as measured by net income and cash flow from operations, and the representative total compensation packages received by employees in the oil and gas industry generally.

Compensation of the Chief Executive Officer

        The provisions of our Chief Executive Officer's employment agreement determine the salary payable to him, subject to increases in our discretion. In approving the compensation levels contained in the agreement, the Board reviewed Mr. Dea's business expertise and experience and the expected value that Mr. Dea's leadership would bring us. In addition, the Compensation Committee relied on information and recommendations provided by an independent executive search firm indicating the terms of this employment agreement were substantially similar to the terms of comparable positions in the industry. In March 2004, the Compensation Committee determined to increase Mr. Dea's annual salary by $20,254 per annum. In March 2005, the Compensation Committee determined to increase Mr. Dea's annual salary for the 2005 fiscal year by 4%, or $21,066, to $547,670 per annum.

        The Compensation Committee also assessed the amount of the bonus payable to Mr. Dea for the 2004 fiscal year in accordance with the provisions of his employment agreement and the process set forth above under the heading "Bonus Determinations". Accordingly, the Compensation Committee awarded a bonus to our Chief Executive Officer of $513,439, representing approximately 98% of his base salary.

        This report is submitted by the members of the Compensation Committee.

      Compensation Committee:
      James A. Senty, Chairman
      Dean Phillips
      Joseph E. Reid
      Bill M. Sanderson

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Messrs. Senty, Phillips, Reid and Sanderson. Of these directors, only Mr. Sanderson has ever served as one of our officers or been employed by us. None of these directors have any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K promulgated under the Exchange Act.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

        The following indexed graph indicates our total return to our common stockholders from December 31, 1999 to December 31, 2004 as compared to the total return for the Standard & Poor's 500 Index and a Peer Group Index. This chart assumes a common starting point of $100 and a reinvestment of all dividends. The information contained in this graph is not necessarily indicative of our future performance.

COMPARISION OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG WESTERN GAS RESOURCES, INC., THE S&P 500 INDEX
THE DOW JONES US OIL & GAS SECTOR INDEX AND A PEER GROUP

*
$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

The Peer Group consists of Newfield Exploration Company, Forest Oil Corp., Spinnaker Exploration, Stone Energy Corp., Cabot Oil & Gas Corp., St. Mary Land & Exploration Company, and Patina Oil & Gas Corp.

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Section 16(a) Beneficial Ownership Reporting Compliance

        Based on a review of reports filed by our directors, executive officers and beneficial owners of 10% or more of our shares, and upon representations from those persons, all reports required by Section 16(a) of the Exchange Act to be filed by those reporting persons during 2004 were made timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fees Paid for Legal Services

        Mr. Robinson is a stockholder of the law firm of Robinson and Diss P.C., which has represented us in various legal matters. For the year ended December 31, 2004, the total amount of legal fees paid to Robinson & Diss P.C. was approximately $16,074.

INDEPENDENT PUBLIC ACCOUNTANTS

Principal Independent Public Accountant

        PricewaterhouseCoopers served as our principal independent public accountant for 2004. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions of stockholders.

        The following table discloses the aggregate audit and non-audit fees billed by PricewaterhouseCoopers for the last two fiscal years ending December 31, 2004 and December 31, 2003:

Audit Fees

Type of Fees	2004	2003
Audit Fees	$1,382,500	$311,000
Audit-Related Fees	62,500	0
Tax Fees	0	0
All Other Fees	0	0

        Audit Fees represent fees for professional services performed in connection with the audit of our annual financial statements and the review of the quarterly reports on Form 10-Q and registration statements filed with the SEC.

Pre-Approval Policies

        Under the terms of the Audit Committee Charter, the Audit Committee is required to pre-approve all the services provided by and fees and compensation paid to our independent auditors for both audit and permitted non-audit services. When it is proposed that the independent auditors provide additional services for which advance approval is required, the Audit Committee reviews and considers each such individual request and, if it so determines, approves such services.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviewed and discussed our financial statements for the year ended December 31, 2004 with our management and the independent auditors, PricewaterhouseCoopers. During these discussions, the Audit Committee was not informed of any significant audit adjustments, any disagreements between the independent auditors and management or any limitations imposed by management on the scope of the audit. The Audit Committee also discussed with management and the independent auditors our significant accounting policies and the quality of accounting principles used along with the quality and adequacy of our internal controls. The Audit Committee was not informed of any material weaknesses in these areas.

        The Audit Committee has:

  •
  reviewed and discussed the audited financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) as may be modified or supplemented; and

  •
  received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1 (Independence Standards Board No. 1, Independent Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants' independence.

        Based on the Audit Committee's review and discussions detailed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

      Audit Committee:
      Joseph E. Reid, Chairman
      Dean Phillips
      Bill M. Sanderson
      James A. Senty

SUBMISSION OF STOCKHOLDER PROPOSALS

        For inclusion in the Proxy Statement and form of proxy for the next annual meeting, stockholder proposals consistent with Rule 14a-8(e) promulgated under the Exchange Act must be received by our Secretary at our principal business office at 1099 18th Street, Suite 1200, Denver Colorado 80202 no later than the close of business on December 7, 2005. In order for a stockholder proposal made outside the requirements of Rule 14a-8(e) to be "timely" for the purposes of Rule 14a-4(c), such proposal must be received by our Secretary no later than February 19, 2006.

        In addition, our Bylaws provide that a stockholder who wishes to present a matter for action at our 2006 Annual Meeting, but chooses not to do so under Rule 14a-8(e), or who wishes to nominate a person for election as a director at our 2006 Annual Meeting must provide written notice to be delivered to, or mailed and received by our Secretary at our principal executive offices at 1099 18th Street, Suite 1200, Denver, CO 80202, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Proposals for consideration by the stockholders and nominations of persons for election to the Board may be made at any annual meeting only (i) by or at the direction of the Board, or (ii) by any stockholder who (A) is a stockholder of record on the date of giving the notice required by the Bylaws (in the case of a proposal) or on the record date for the determination of stockholders entitled to vote at such meeting (in the case of a nomination) and (B) complies with the proper form of notice set forth in our Bylaws. The notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named and to serving, if elected, as a director), (b) as to any other business proposed to be brought before the meeting, a clear and concise description of and the reasons for the business, and any material interest of the person bringing the proposal, (c) as to the stockholder giving the notice and any beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of, and the class and number of shares owned by, the stockholder and any beneficial owner, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholders, and any material interest of the stockholder in the proposal, and (e) a representation that such stockholder is a holder or record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER BUSINESS

        All items of business for our annual meeting are stated in this Proxy Statement. We are not aware of any other business to be presented. If other matters of business, not presently known, properly come before the meeting, it is intended that the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

By Order of the Board of Directors,

JAMES A. SENTY Chairman of the Board
Denver, Colorado April 5, 2005

APPENDIX "A"

WESTERN GAS RESOURCES, INC.

2005 STOCK INCENTIVE PLAN

Effective Date (as Approved by Stockholders):
                  , 2005

Prepared by
HOLLAND & HART, LLP
 ATTORNEYS AT LAW

SUITE 3200
555 SEVENTEENTH STREET
DENVER, COLORADO 80202-3979
(303) 295-8000

ASPEN • BILLINGS • BOISE • BOULDER • CASPER • CHEYENNE • COLORADO SPRINGS • DENVER
DENVER TECH CENTER • JACKSON HOLE • SALT LAKE CITY • SANTA FE • WASHINGTON, D.C

WESTERN GAS RESOURCES, INC.
2005 STOCK INCENTIVE PLAN
TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS		1
1.1	Award	1
1.2	Board of Directors	1
1.3	Cause	1
1.4	Change in Control Event	1
1.5	Code	1
1.6	Common Stock or Stock	1
1.7	Continuous Service	1
1.8	Disability	2
1.9	Effective Date	2
1.10	Employee	2
1.11	Fair Market Value	2
1.12	Incentive Stock Option	2
1.13	Nonqualified Stock Option	2
1.14	Option	2
1.15	Option Agreement	2
1.16	Participant	2
1.17	Plan Administrator	2
1.18	Repriced	2
1.19	Restricted Stock	2
1.20	Restricted Stock Agreement	3
1.21	Restriction Period	3
ARTICLE 2. EFFECTIVE DATE		3
ARTICLE 3. ADMINISTRATION		3
3.1	Plan Administrator	3
3.2	Meetings and Actions	3
3.3	Powers of Plan Administrator	3
3.4	Interpretation of Plan	3
ARTICLE 4. STOCK SUBJECT TO THE PLAN		3
4.1	Plan Limits	3
4.2	Individual Limits	4
4.3	Unused Stock	4
4.4	Adjustment for Change in Outstanding Shares	4
4.5	Retention of Rights	4
4.6	Cancellation of Award	5
ARTICLE 5. ELIGIBILITY		5
5.1	Eligible Employees	5
5.2	Disqualified Employees	5
ARTICLE 6. STOCK OPTIONS		5
6.1	Grant of Options	5
6.2	Option Agreement	5
6.3	Nontransferability of Options	6
6.4	Manner of Exercise	6
6.5	Payment of Option Exercise Price	6

i

6.6	Termination of Continuous Service	7
ARTICLE 7. RESTRICTED STOCK		8
7.1	Grant of Restricted Stock	8
7.2	Restricted Stock Agreement	8
7.3	Issuance of Restricted Stock	8
7.4	Nontransferability of Restricted Stock	9
7.5	Termination of Continuous Service	9
ARTICLE 8. CHANGE IN CONTROL		9
ARTICLE 9. ISSUANCE OF SHARES OF COMMON STOCK		9
9.1	Transfer of Common Stock to Participant	9
9.2	Legend	10
9.3	Compliance With Laws	10
ARTICLE 10. AMENDMENT AND TERMINATION		10
10.1	Amendment of the Plan	10
10.2	Termination of the Plan	10
ARTICLE 11. GENERAL PROVISIONS		10
11.1	No Employment Rights	10
11.2	Other Employee Benefits	11
11.3	Confidentiality of Information	11
11.4	Severability	11
11.5	Governing Law and Venue	11
11.6	Use of Proceeds	11

ii

WESTERN GAS RESOURCES, INC.
2005 STOCK INCENTIVE PLAN

INTRODUCTION

        The purpose of the Western Gas Resources, Inc. 2005 Stock Incentive Plan (the "Plan") is to further the growth and development of Western Gas Resources, Inc., a Delaware corporation (the "Western Gas"), by affording an opportunity for stock ownership to selected Employees of the Western Gas and its subsidiaries (collectively, the "Company"). The Plan is also intended to assist the Company in attracting new Employees and retaining existing Employees; to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals; to provide incentives for excellence in individual performance; and to promote teamwork.

ARTICLE 1.
Definitions

        When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1
Award means the grant of Options or Restricted Stock under the Plan.

1.2
Board of Directors means the Board of Directors of Western Gas.

1.3
Cause means "Cause," as defined in the Participant's employment agreement, if applicable, or if the Participant has not entered into an employment agreement with the Company, as determined in the sole and absolute discretion of the Company, a termination on account of dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets or conviction or confession of a crime punishable by law (except minor violations), in each such case as determined by the Plan Administrator, and its determination shall be conclusive and binding. Such actions constituting "Cause" shall include, without limitation, a violation of the Company's Code of Business Conduct and Ethics. A Participant who agrees to resign from his or her affiliation with the Company in lieu of being terminated for Cause shall be deemed to have been terminated for Cause for purposes of the Plan.

1.4
Change in Control Event means the date on which one of the following, each referred to as a "Change in Control Event," shall have occurred: (a) the acquisition by any individual or legal entity or "group" (as described in Rule 13d-5(b) promulgated by the Securities and Exchange Commission as now in effect under the Securities Exchange Act of 1934), of a number of voting shares of capital stock of Western Gas greater than 35% of the total voting power of the stock of Western Gas; (b) a merger or consolidation of Western Gas other than a merger or consolidation immediately following which the directors of Western Gas prior thereto constitute a majority of the board of the surviving company or parent thereof; (c) a change in the majority of the Board of Directors pursuant to an actual or threatened proxy contest; or (d) a sale of substantially all of the Company's assets. The Plan Administrator's reasonable determination as to whether a Change in Control Event has occurred shall be final and conclusive.

1.5
Code means the Internal Revenue Code of 1986, as amended from time to time.

1.6
Common Stock or Stock means the Company's common stock and any share or shares of the Company's capital stock hereafter issued or issuable in substitution for such shares of common stock.

1.7
Continuous Service means that the Participant's service with the Company or its Subsidiary is not interrupted (other than pursuant to the Company's paid time off policy or as required by law) or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the affiliated entity for which the Participant renders such service, provided that there is otherwise no interruption or termination of the Participant's Continuous Service. The

1

  Plan Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company, other than a leave pursuant to the Company's paid time off policy or as required by law.

1.8
Disability means the Participant is determined to be disabled for purposes of the Company's long-term disability plan, if any. If no Company long-term disability plan covers the Participant, "Disability" shall mean the date on which the Plan Administrator makes a final determination that the Participant is suffering from a physical or mental impairment which the Plan Administrator determines renders the Participant physically or mentally unable to continue to fulfill his or her duties as an active Employee at his or her assigned level of responsibility or competence, and which thereafter prevents him or her from being able to resume such duties or their equivalent.

1.9
Effective Date means the effective date of the Plan as specified in Article 2.

1.10
Employee means a common law employee of the Company and any person who has accepted a binding offer of employment from the Company, but excludes any individual classified by the Company as an independent contractor or leased employee.

1.11
Fair Market Value means the value of the Common Stock, determined by reference to the New York Stock Exchange Composite Transactions average closing price for the Common Stock reflected in The Wall Street Journal or another publication selected by the Board of Directors for the ten (10) days preceding the day the Award is granted to each eligible Employee. If the Common Stock has not been traded on the New York Stock Exchange for more than 10 days immediately preceding the granting of an Award, or if deemed appropriate by the Board for any other reason, the Fair Market Value of the Common Stock shall be as determined by the Board in such other manner as it may deem appropriate.

1.12
Incentive Stock Option means any option granted to an eligible Employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code Section 422.

1.13
Nonqualified Stock Option means any option granted to an eligible Employee under the Plan that is not an Incentive Stock Option.

1.14
Option means and refers collectively to Incentive Stock Options and Nonqualified Stock Options.

1.15
Option Agreement means the agreement specified in Section 6.2.

1.16
Participant means any Employee who is granted an Award under the Plan. Participant also means the personal representative of a Participant and any other person who acquires the right to exercise or receive payment pursuant to an Award by bequest or inheritance.

1.17
Plan Administrator means the body that is responsible for the administration of the Plan, as determined pursuant to Section 3.1.

1.18
Repriced means any amendment or adjustment of the Exercise Price of an Option or the purchase price, if applicable, of Restricted Stock through amendment, cancellation, replacement grants or any other means. Repriced shall also include any other action considered a repricing under requirements of the New York Stock Exchange.

1.19
Restricted Stock means Common Stock granted to a Participant that is subject to the restrictions set forth in Article 7 of the Plan and the Restricted Stock Agreement. Restricted Stock also means any shares of the Company's capital stock issued as the result of a dividend on or split of Restricted Stock. Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

2

1.20
Restricted Stock Agreement means the agreement specified in Section 7.2 between the Company and a Participant pursuant to which Restricted Stock is granted to the Participant.

1.21
Restriction Period means the period set forth in the Restricted Stock Agreement that is the period beginning on the date of grant of the Award and ending on the final vesting date of the Restricted Stock.

ARTICLE 2.
EFFECTIVE DATE

        The Effective Date of the Plan shall be the date on which the Plan is approved by the stockholders of Western Gas.

ARTICLE 3.
ADMINISTRATION

3.1
Plan Administrator. The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to the Compensation Committee of the Board of Directors or to another similarly serving committee of the Board of Directors, which shall be appointed by and shall serve at the pleasure of the Board of Directors. Any committee member shall be deemed to have resigned automatically from the committee upon his or her termination of service on the Board of Directors.

3.2
Meetings and Actions. The Plan Administrator shall hold meetings at such times and places as it may determine. A majority of the members of any committee serving as Plan Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Plan Administrator shall be the acts of the Plan Administrator and shall be final, binding and conclusive upon all persons, including the Company, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

3.3
Powers of Plan Administrator. The Plan Administrator shall have the full and exclusive right to grant and determine terms and conditions of all Awards granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. In selecting Participants and granting Awards, the Plan Administrator shall take into consideration the contribution the Participant has made or may make to the success of the Company and such other factors as the Plan Administrator shall determine.

3.4
Interpretation of Plan. The Plan Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement entered into hereunder. The determination of the Plan Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

ARTICLE 4.
STOCK SUBJECT TO THE PLAN

4.1
Plan Limits. Subject to the provisions of Section 4.4, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed the following designated shares of Common Stock outstanding as of the Effective Date:

•
With respect to Options, 2.5 million shares, and

•
With respect to Restricted Stock, 1.5 million shares.

3

  Common Stock that may be issued under Awards may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose.

4.2
Individual Limits. During any single calendar year, no Employee shall be eligible to be granted Options or Restricted Stock exceeding 10% of each of the limits set forth in Section 4.1.

4.3
Unused Stock. If any outstanding Award under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Option), the Common Stock subject to such Award (and as to which the Award had not been exercised) shall continue to be available under the Plan or revert to the Plan to again be available for issuance under the Plan. Common Stock underlying vested and exercised Awards shall not be available for future grant.

4.4
Adjustment for Change in Outstanding Shares.

(a)
In General. If there is any change, increase or decrease, in the outstanding shares of Common Stock that is effected without receipt of additional consideration by the Company, by reason of a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, issuance of stock pursuant to the Rights Agreement dated March 22, 2001, or other similar circumstances not involving the receipt of consideration by the Company (each a Capitalization Event), then in each such event, the Plan Administrator shall make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to each outstanding Award and the Option or Restricted Stock prices in order to prevent the dilution or enlargement of any Participant's rights. In the event of any adjustment in the number of shares of Common Stock covered by any Award, including those provided in paragraph (b) below, each such Award shall cover only the number of full shares resulting from such adjustment. The Plan Administrator's determinations in making any adjustment shall be final and conclusive.

(b)
Adjustments for Certain Distributions of Property. If the Company at any time distributes with respect to its Common Stock securities or other property (except cash or Common Stock), a proportionate part of those securities or other property shall be set aside and delivered to the Participant when he exercises an Option or the restrictions on Restricted Stock lapse. The securities or other property shall be in the same ratio to the total securities and property set aside for the Participant as the number of shares of Common Stock with respect to which the Option is then exercised or the Restricted Stock then vests is to the total shares of Common Stock subject to the Award.

(c)
Exceptions to Adjustment. Except as expressly provided herein, the issue by the Company of Common Stock of any class, or securities convertible into or exchangeable for Common Stock of any class, for cash or property or for labor or services, or upon sale or upon exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into or exchangeable for Common Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any Award granted under the Plan.

4.5
Retention of Rights. The existence of this Plan and any Award granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other change in the Company's capital structure or its business, or a merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether similar or not.

4

4.6
Cancellation of Award. The Plan Administrator may at any time cancel an Award, whether vested or unvested, if the Participant engages in conduct that the Plan Administrator in its sole discretion determines to be detrimental to the best interest of the Company. Without limiting the foregoing, the Plan Administrator may cancel all or any portion of an Award, whether vested or unvested, if the Plan Administrator determines that the Participant has failed at any time during the Participant's employment with the Company to comply with any policies or procedures of the Company, including the Company's Code of Business Conduct and Ethics.

ARTICLE 5.
ELIGIBILITY

5.1
Eligible Employees. All full-time and part-time Employees of the Company are eligible to receive an Award at the discretion of the Plan Administrator.

5.2
Disqualified Employees. Notwithstanding Section 5.1, no Award may be granted to an Employee who, either directly or indirectly at the time an Award is granted, owns more than ten percent (10%) of the total combined voting power of all classes of Stock of Western Gas. For purposes of this determination, an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his spouse, brothers and sisters (whether by whole or half-blood), ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionally by or for a stockholder, partner, or otherwise as the case may be.

ARTICLE 6.
STOCK OPTIONS

6.1
Grant of Options. The Plan Administrator may from time to time in its discretion determine which of the Employees of the Company should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares of Common Stock subject to such Options, and the dates on which such Options are to be granted. To the extent that an Option is granted under which the aggregate Fair Market Value (determined as of the time each Option is granted) of the Common Stock with respect to which any of such Employee's Options are exercisable for the first time during a calendar year exceeds $100,000, the Options granted that exceed the annual limitation shall be deemed to be Nonqualified Stock Options rather than Incentive Stock Options.

6.2
Option Agreement. Each grant of Options under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Options are granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options), and shall state the number of shares of Common Stock, as designated by the Plan Administrator, to which that Option pertains. More than one type of Option, and any combination of Options and Restricted Stock, may be granted to an Employee.

(a)
Option Exercise Price. The purchase price of the Common Stock under each Option granted under the Plan shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the Common Stock subject to the Option (the "Exercise Price"). The Exercise Price of the Common Stock under each Option is fixed and may not be Repriced.

(b)
Duration of Options. Each grant of Options shall be of a duration as specified in the Option Agreement; provided, however, that the term of each Option grant shall not exceed the lesser of: (1) five (5) years from the date the participant has the right to exercise such Option or portion thereof; or (2) seven (7) years from the date the Options are granted.

5

  (c)
  Vesting. The grant of Options may be subject to a vesting schedule, which shall be set forth in the Option Agreement, and which may be waived or accelerated by the Plan Administrator at any time. To the extent required by applicable state securities law, Options subject to a vesting schedule shall vest at least as rapidly as 20% per year within the five years following the date of grant of the Option.

  (d)
  Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to the Common Stock covered by an Option until the date of the issuance of the stock certificate for such Common Stock.

  (e)
  Other Terms and Conditions. The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant's ability to exercise an Option in whole or in part due to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Plan Administrator. Notwithstanding the foregoing, the Option Agreement may not contain any term that would cause the Option not to comply in all respects with Code Section 409A and related regulations.

6.3
Nontransferability of Options. Options granted pursuant to the Plan are not transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Options contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void. Notwithstanding the foregoing, to the extent specified in an Option Agreement, an Option may be transferred by a Participant solely to (1) the Participant's immediate family (children, grandchildren, or spouse) or trusts or other entities established for the benefit of the Participant's immediate family; or (2) the trust underlying a nonqualified deferred compensation plan established and maintained by the Company, to the extent specifically permitted in the trust agreement; provided that the transferability of an Option under this section shall be limited to the extent transfer is permitted by Rule 701 of the Securities Act, if and as required by applicable state securities law. Any such transfer of an Incentive Stock Option shall result in the conversion of the Option to a Nonqualified Stock Option.

6.4
Manner of Exercise. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Chief Financial Officer of the Company or such other individual, as directed from time to time by the Plan Administrator. The notice shall specify the number of whole shares of Common Stock to be purchased and shall be accompanied by (a) payment in full to the Company of the Exercise Price under Section 6.2(a); plus (b) for Nonqualified Stock Options, payment in full of such amount as the Plan Administrator shall determine to be sufficient to satisfy any liability the Company may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option. At the Plan Administrator's discretion, payment in full of such amount as the Plan Administrator shall determine to be sufficient to satisfy any liability the Company may have for any withholding of federal, state or local income or other taxes incurred may also be requested upon the exercise of an Incentive Stock Option. Except as provided in Section 6.5, the conditions of this Section 6.4 shall be satisfied at the time that the Option or any part thereof is exercised, and no Common Stock shall be issued or delivered until such conditions have been satisfied by the Participant.

6.5
Payment of Option Exercise Price. Payment for Common Stock underlying the Option shall be in the form of either (a) personal check, (b) a certified or bank cashier's check to the order of the Company, (c) shares of Common Stock, properly endorsed to the Company, in an amount the Fair Market Value of which on the date of receipt by the Company equals or exceeds the aggregate Exercise Price for the

6

  Option, provided that such Stock has been held outright by the Participant for at least six months, (d) any other form of legal consideration that may be acceptable to the Plan Administrator, or (e) in any combination thereof; provided, however, that no payment may be made in Common Stock unless the Plan Administrator has approved of payment in such form by such Participant with respect to the Option exercise in question. Payment for withholding taxes shall be in the form of cash.

6.6
Termination of Continuous Service. Other than as prescribed in Section 8, any vesting of the Option shall cease upon termination of the Participant's Continuous Service, and the Option shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service. Any Option not exercisable as of the date of termination, and any Option or portions thereof not exercised within the period specified herein, shall terminate.

(a)
Termination Other than for Cause. Subject to any limitations set forth in the Option Agreement, and provided that the notice of exercise is provided as required by Section 6.4 prior to the expiration of the Option, the Participant shall be entitled to exercise the Option (i) during the Participant's Continuous Service, and (ii) for a period of ninety (90) calendar days after the date of termination of the Participant's Continuous Service for reason other than Cause, or such longer period as may be set forth in the Option Agreement.

(b)
Termination by Death. Notwithstanding paragraph (a), if a Participant's Continuous Service should terminate as a result of the Participant's death, or if a Participant should die within a period of three months after termination of the Participant's Continuous Service under circumstances in which paragraph (a) would permit the exercise of the Option following termination, the personal representatives of the Participant's estate or the person or persons who shall have acquired the Option from the Participant by bequest or inheritance may exercise the Option at any time within one year after the date of death, but not later than the expiration date of the Option.

(c)
Termination by Disability. Notwithstanding paragraph (a), if a Participant's Continuous Service should terminate by reason of the Participant's Disability the Participant may exercise the Option at any time within the earlier of (i) one year after the date of termination and (ii) thirty (30) days after the Participant no longer has a Disability, but in any event not later than the expiration date of the Option.

(d)
Termination for Cause; Breach of Covenant Not to Compete or Nondisclosure Agreement. Notwithstanding anything herein to the contrary, and unless otherwise provided by the Option Agreement, all unexercised Options shall terminate immediately if the Participant is terminated for Cause, breaches any obligation under a covenant not to compete with the Company, or breaches any obligation under an agreement not to use or disclose proprietary information obtained from or through the Company, upon such occurrence.

(e)
Extension of Option Termination Date. The Plan Administrator, in its sole discretion, may extend the termination date of an Option granted under the Plan without regard to the preceding provisions of this Section 6.6. Such extension may be made in the Option Agreement as originally executed or by amendment to the Option Agreement, either prior to or following termination of a Participant's Continuous Service. The Plan Administrator shall have no power to extend the termination date of an Incentive Stock Option beyond the periods provided in paragraphs (a), (b) and (c) prior to the termination of the Participant's Continuous Service or without the approval of the Participant, which may be granted or withheld in the Participant's sole discretion. Any extension of the termination date of an Incentive Stock Option shall be deemed to be the grant of a new Option for purposes of the Code.

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ARTICLE 7.
RESTRICTED STOCK

7.1
Grant of Restricted Stock. The Plan Administrator may from time to time in its sole discretion determine which of the Employees should receive grants of Restricted Stock, the number of shares of Restricted Stock to be granted to each Employee, the dates on which such shares of Restricted Stock are to be granted, and the restrictions applicable to each grant of shares of Restricted Stock.

7.2
Restricted Stock Agreement. Each grant of Restricted Stock under the Plan shall be evidenced by a written Restricted Stock Agreement setting forth the terms upon which the Restricted Stock is granted. Each Restricted Stock Agreement shall state the number of shares of Common Stock, as designated by the Plan Administrator, to which that Restricted Stock Award pertains; the price, if any, to be paid by the Participant for the Restricted Stock; and the restrictions applicable to each grant of Restricted Stock. More than one grant of Restricted Stock may be granted to an Employee. The terms of any Restricted Stock Agreement need not be identical to the terms of any other Restricted Stock Agreement applicable to other grants of Restricted Stock under the Plan to the same or other Participants. No Restricted Stock shall be issued under the Plan until the Participant provides the Company with a signed Restricted Stock Agreement in the form specified by the Plan Administrator.

7.3
Issuance of Restricted Stock. If a purchase price for Restricted Stock is imposed, the Participant's right to receive Restricted Stock shall be conditioned upon the delivery by the Participant of (i) payment in full, by check or by certified or bank cashier's check to the Company (or payment by such other consideration as shall be permitted by the Plan Administrator) or, upon approval of the Plan Administrator, shares of the Common Stock, properly endorsed to the Company, in an amount the Fair Market Value of which on the date of receipt by the Company equals or exceeds the aggregate purchase price of the Common Stock; (ii) payment in similar form equal to such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the vesting of the Restricted Stock or the Participant's election under Code Section 83(b); and (iii) a copy of the executed Restricted Stock Agreement in the form specified by the Plan Administrator.

(a)
Purchase Price. A purchase price shall not be required for Restricted Stock, except to the extent required by applicable state securities law. Once established, the purchase price of the Restricted Stock is fixed and may not be Repriced.

(b)
Vesting. Restricted Stock may be subject to a vesting schedule, which shall be set forth in the Restricted Stock Agreement, and which may be waived or accelerated by the Plan Administrator at any time. Unless otherwise provided in the Restricted Stock Agreement, Restricted Stock shall not begin to vest prior to the first anniversary of the date of the Award; provided, that, to the extent required by applicable state securities law, Restricted Stock subject to a vesting schedule shall vest at least as rapidly as 20% per year within the five years following the date of grant of the Restricted Stock.

(c)
Stock Certificates. The stock certificate or certificates representing the Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been granted. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Restricted Stock Agreement.

(d)
Restrictions and Rights. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant shall have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and such other distributions, as the Board

8

    of Directors may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, except as set forth in this Article 7. The Restricted Stock Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate.

  (e)
  Forfeiture. If the Participant fails to satisfy any applicable restrictions, terms and conditions set forth in this Plan or in the Restricted Stock Agreement for any reason, any Restricted Stock held by such Participant and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the Restricted Stock Agreement. The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company's stock ledger.

7.4
Nontransferability of Restricted Stock. Restricted Stock granted pursuant to the Plan is not transferable by the Participant until all restrictions on such Restricted Stock shall have lapsed. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Restricted Stock, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Restricted Stock, the Restricted Stock shall immediately become null and void. Notwithstanding the foregoing, to the extent specified in a Restricted Stock Agreement, Restricted Stock may be transferred by a Participant solely to (1) the Participant's immediate family (children, grandchildren, or spouse) or trusts or other entities established for the benefit of the Participant's immediate family; or (2) the trust underlying a nonqualified deferred compensation plan established and maintained by the Company, to the extent specifically permitted in the trust agreement; provided that the transferability of Restricted Stock under this section shall be limited to the extent transfer is permitted by Rule 701 of the Securities Act, if and as required by applicable state securities law.

7.5
Termination of Continuous Service. In the event that a Participant terminates Continuous Service with the Company for any reason any unvested Restricted Stock held by such Participant as of the date of such termination of Continuous Service shall be forfeited to the Company as of the date of termination of Continuous Service.

ARTICLE 8.
CHANGE IN CONTROL

        In the event of a Change in Control Event, the vesting of all Awards held by Participants whose Continuous Service has not terminated shall be accelerated in full. In anticipation of a Change in Control Event, the Plan Administrator may, upon written notice to all Participants holding Options, provide that all unexercised Options must be exercised upon the Change in Control Event or within a specified number of days of the date of such Change in Control Event or such Options will terminate. In response to such notice, a Participant may make an irrevocable election to exercise the Participant's Option contingent upon and effective as of the effective date stated in such notice. Any Option shall terminate if not exercised upon the time frame state in the notice.

ARTICLE 9.
ISSUANCE OF SHARES OF COMMON STOCK

9.1
Transfer of Common Stock to Participant. As soon as practicable after (a) a Participant has given the Company written notice of exercise of an Option and has otherwise met the requirements of Section 6.2, with respect to an Option, or (b) a Participant has satisfied any applicable restrictions, terms and conditions set forth in this Plan or in the Restricted Stock Agreement with respect to Restricted Stock, the Company shall register a certificate in such Participant's name for the Common Stock as to which the Option has been exercised or the Restricted Stock Award has been satisfied and shall, upon the Participant's request, deliver such certificate to the Participant. In no event shall the

9

  Company be required to transfer fractional shares of Common Stock to the Participant, and in lieu thereof, the Company may pay an amount in cash equal to the Fair Market Value of such fractional shares of Common Stock on the date of exercise or vesting, as applicable.

9.2
Legend. All certificates evidencing shares of Common Stock originally issued pursuant to this Plan or subsequently transferred to any person or entity, and any shares of capital stock received in respect thereof, may bear such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws and until the Participant or any other holder of the Common Stock has paid the Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company.

9.3
Compliance With Laws. If the issuance or transfer of Common Stock by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such Stock to the Participant until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such Stock. If, after reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the lawful issuance and sale of Stock upon exercise of Options or vesting of an Award under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options or vesting of an Award unless and until such authority is obtained.

ARTICLE 10.
AMENDMENT AND TERMINATION

10.1
Amendment of the Plan. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted. However, if Western Gas is listed on the New York Stock Exchange or another public trading market, then any amendment that would require stockholder approval under the requirements of the New York Stock Exchange or such other public trading market, as the case may be, shall only be effective when such stockholder approval is obtained. Subject to the terms and conditions of the Plan, the Plan Administrator may modify, extend or renew outstanding Awards granted under the Plan, provided that such modification would not constitute a Repriced Award, and provided further that no such action shall diminish or impair the rights under an Award previously granted without the consent of the Participant.

10.2
Termination of the Plan. This Plan shall terminate on the date that is the tenth anniversary of the Effective Date. The Board of Directors may at any time suspend or terminate the Plan. No such suspension or termination shall diminish or impair the rights under an Award previously granted without the consent of the Participant. Notwithstanding the foregoing, no Incentive Stock Options may be granted any time after ten years after the adoption by the Board of Directors of any amendments to the Plan that constitute the adoption of a new plan for purposes of Code Section 422.

ARTICLE 11.
GENERAL PROVISIONS

11.1
No Employment Rights. Nothing contained in this Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's Continuous Service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such

10

  Continuous Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Award.

11.2
Other Employee Benefits. Unless so provided by the applicable plan, the amount of compensation deemed to be received by a Participant as a result of the exercise of an Award shall not constitute earnings with respect to which any other employee benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

11.3
Confidentiality of Information. Information regarding the grant of Awards under this Plan is confidential and may not be shared by the Participant with anyone other than the Participant's immediate family and personal financial advisor and other person(s) designated by Participant by power of attorney or assignment, or as otherwise required by law.

11.4
Severability. If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

11.5
Governing Law and Venue. This Plan, and all Awards granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Colorado without regard to conflicts of laws principles. Resolution of any disputes under the Plan or any Award under the Plan shall only be held in courts in Denver County, Colorado.

11.6
Use of Proceeds. Any proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

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PROXY

WESTERN GAS RESOURCES, INC.

Annual Meeting of Stockholders—May 6, 2005

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints John C. Walter and William J. Krysiak, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Western Gas Resources, Inc. held of record by the undersigned on the close of business on March 15, 2005 at the Annual Meeting of Stockholders of Western Gas Resources, Inc., to be held on Friday, May 6, 2005 at 10:00 A.M. local time at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado 80202 and at any postponement or adjournment thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN IN ITEM 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒
Please mark votes as in this example.

1.     ELECTION OF THREE CLASS ONE DIRECTORS

        Nominees: Richard B. Robinson, Brion G. Wise and Peter A. Dea

☐	FOR	☐	WITHHELD
☐
To withhold authority to vote for any individual nominee, check the box and write the name of such nominee on the above line.

2.     PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any postponement or adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN IN ITEM 2.

Please mark, sign, date and mail this proxy promptly in the enclosed envelope.
Date:	, 2005

Signature of Stockholder
Signature of Stockholder

Please sign exactly as name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

To be held on May 6, 2005
Solicitation of Proxies
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF 2005 STOCK INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND OFFICERS
EXECUTIVE COMPENSATION
Option/SAR Grants in Last Fiscal Year
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
COMPARISION OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG WESTERN GAS RESOURCES, INC., THE S&P 500 INDEX THE DOW JONES US OIL & GAS SECTOR INDEX AND A PEER GROUP
Section 16(a) Beneficial Ownership Reporting Compliance
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX "A"
WESTERN GAS RESOURCES, INC. 2005 STOCK INCENTIVE PLAN
WESTERN GAS RESOURCES, INC. 2005 STOCK INCENTIVE PLAN TABLE OF CONTENTS
WESTERN GAS RESOURCES, INC. 2005 STOCK INCENTIVE PLAN INTRODUCTION
ARTICLE 1. Definitions
ARTICLE 2. EFFECTIVE DATE
ARTICLE 3. ADMINISTRATION
ARTICLE 4. STOCK SUBJECT TO THE PLAN
ARTICLE 5. ELIGIBILITY
ARTICLE 6. STOCK OPTIONS
ARTICLE 7. RESTRICTED STOCK
ARTICLE 8. CHANGE IN CONTROL
ARTICLE 9. ISSUANCE OF SHARES OF COMMON STOCK
ARTICLE 10. AMENDMENT AND TERMINATION
ARTICLE 11. GENERAL PROVISIONS
PROXY